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                                                                   Exhibit 10-17

                        MANAGEMENT COMPENSATION AGREEMENT

                                     between

                             PINNACLE AIRLINES, INC.

                                       and

                                CURTIS E. SAWYER

                                   dated as of

                              ______________, 2002
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                        MANAGEMENT COMPENSATION AGREEMENT

                  MANAGEMENT COMPENSATION AGREEMENT made as of the ___ day of ___________, 2002 between Pinnacle Airlines, Inc., a Georgia corporation (the "COMPANY") and Curtis E. Sawyer (the "EXECUTIVE").

                                    PREAMBLE

                  The Company and Executive hereby desire to enter into this Management Compensation Agreement (the "Agreement") on the date set forth above.

1.       TERMS OF EMPLOYMENT.

                  1.1 EMPLOYMENT. The Company agrees to continue to employ Executive, and Executive agrees to continue to serve the Company, on the terms and conditions set forth herein.

                  1.2 POSITION AND DUTIES. During the term of Executive's employment hereunder, Executive shall continue to have his title, powers and duties as on the Effective Date or such other powers and duties as may from time to time be prescribed by the Board. Executive shall devote substantially all his working time and effort to the business and affairs of the Company and its affiliates.

2.       COMPENSATION.

                  2.1 BASE SALARY. Executive's Base Salary shall be his base salary in effect on the Effective Date, as increased thereafter by the Board. Executive's Base Salary shall be payable in accordance with the Company's payroll policies.

                  2.2 BONUS. Executive shall be entitled to participate in the Company's Annual Management Bonus Plan (the "Bonus Plan") or any successor annual bonus plan, the terms and conditions of which shall be established by the Board from time to time. In addition, the Company previously granted to Executive a special cash retention award consisting of four annual cash payments of $50,000 each beginning in 2000, so long as Executive remains employed by the Company on the applicable payment date. The Company will make the two remaining payments under such award.

                  2.3 EXPENSES. During the term of Executive's employment hereunder, Executive shall be entitled to receive prompt reimbursements for all reasonable expenses incurred in performing services hereunder, PROVIDED that Executive properly accounts therefor in accordance with Company policy.

                  2.4 COMPENSATION AND BENEFIT PROGRAMS OF THE COMPANY. Except as set forth below, Executive shall continue while employed hereunder to participate in the Company's employee compensation and benefit programs (or any successor programs) at levels in effect on the Effective Date or such other levels established from time to time by the Board except that Executive shall not participate in any severance pay plan or annual bonus plan maintained by the Company except to the extent necessary to receive any severance or bonus payments specifically provided for hereunder.
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3.       TERMINATION OF EMPLOYMENT.

                  3.1 UPON DEATH. Executive's employment hereunder shall terminate upon his death.

                  3.2 BY THE COMPANY. The Company may terminate Executive's employment hereunder at any time with or without Cause.

                  3.3 BY THE EXECUTIVE. Executive may terminate his employment hereunder at any time for any reason.

                  3.4 NOTICE OF TERMINATION, PAYMENTS. Any termination of Executive's employment hereunder (other than by death) shall be communicated by thirty (30) days' advance written Notice of Termination by the terminating party to the other party to this Agreement; PROVIDED that no advance Notice of Termination of Executive for Cause by the Company is required.

4.       PAYMENTS IN THE EVENT OF TERMINATION OF EMPLOYMENT.

                  4.1 PAYMENTS IN THE EVENT OF TERMINATION BY THE COMPANY FOR CAUSE OR VOLUNTARY TERMINATION BY EXECUTIVE. If Executive's employment hereunder is terminated by the Company for Cause, as a result of death or Disability or by Executive other than for Good Reason, the Company shall pay Executive (a) his accrued and unpaid Base Salary through the Date of Termination and (b) any vested or accrued and unpaid payments, rights or benefits Executive may be otherwise entitled to receive pursuant to the terms of any written retirement, pension or other employee benefit or compensation plan maintained by the Company at the time or times provided therein.

                  4.2 PAYMENTS IN THE EVENT OF ANY OTHER TERMINATION OF EMPLOYMENT. If Executive's employment hereunder is terminated by the Company other than for Cause, or by Executive for Good Reason:

                  (a) The Company shall pay Executive (i) his accrued and unpaid Base Salary through the Date of Termination, (ii) any bonus under the Bonus Plan, or any successor annual bonus plan, (the "INCENTIVE BONUS") for any calendar year ended before the Date of Termination, (iii) a pro rata share (based on days employed during the applicable year) of the Incentive Bonus Executive would otherwise have received with respect to the year in which the Date of Termination occurs, payable at the time the Incentive Bonus would otherwise be payable to Executive; PROVIDED, HOWEVER, that 100% of the Incentive Bonus shall be determined solely with reference to the financial performance of the Company for the year (based on the goals previously established with respect thereto) (rather than a portion of the Incentive Bonus determined on the basis of individual performance); PROVIDED, FURTHER, in the event that Company's performance exceeds 100% of the financial performance target for the year, that portion of the Incentive Bonus that would have, but for this Section 4.2(a), related to the achievement of the individual performance target shall be 100% and (iv) any vested or accrued and unpaid payments, rights or benefits Executive may be otherwise entitled to receive pursuant to the terms of any


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         written retirement, pension or other employee benefit or compensation plan maintained by the Company at the time or times provided therein.

                  (b) In addition to the compensation and benefits described in
         Section 4.2(a):

                           (i) The Company shall pay Executive, no later than
                  thirty (30) days following Executive's termination of employment, a lump sum amount equal to the sum of (i) Executive's annual Base Salary and (ii) the target Incentive Bonus for Executive with respect to the year in which the Date of Termination occurs (or if no target has been set for that year, the target Incentive Bonus for the immediately preceding year).

                           (ii) Until the earlier of the second anniversary of
                  Executive's Date of Termination or the date Executive is employed by a new employer, Executive, his dependents, beneficiaries and estate shall be entitled to all benefits under the Company's group medical and dental insurance plans as if Executive were still employed by the Company hereunder during such period.

                  (c) Executive shall not be required to mitigate the amount of any payment provided for in this Section 4.2 by seeking other employment or otherwise, and no such payment shall be offset or reduced as a result of Executive obtaining new employment.

                  (d) Notwithstanding anything else to the contrary in this Agreement, the Company's obligation regarding the payments and benefit continuation provided for in Section 4.2(b)(i) and (ii) is expressly conditioned upon the execution, delivery and non-revocation of a general release in the form attached hereto as Attachment A.

                  4.3 BOARD/COMMITTEE RESIGNATION. Executive's termination of employment for any reason, shall constitute, as of the date of such termination and to the extent applicable, a resignation as an officer of the Company and a resignation from the Board (and any committees thereof) and the Board of Directors (and any committees thereof) of any of the Company's affiliates and from the board of directors or similar governing body of any corporation, limited liability company or other entity in which the Company or any affiliate holds an equity interest and with respect to which board or similar governing body Executive serves as the Company's or such affiliate's designee or other representative.

5.       STOCK OPTION AWARDS; CHANGE IN CONTROL.

                  Upon the occurrence of a Change in Control, all outstanding stock options granted to Executive pursuant to the Stock Incentive Plan, to the extent not theretofore exercised or canceled, shall become exercisable in full for the remainder of the applicable term of such stock option.

6.       CONFIDENTIALITY; NON-COMPETE; NON-SOLICITATION; NONDISPARAGEMENT.

                  While employed by the Company and thereafter, Executive shall not disclose any Confidential Information either directly or indirectly, to anyone (other than appropriate Company employees and advisors), or use such information for his own account, or for the account of any


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other person or entity, without the prior written consent of the Company or except as required by law. This confidentiality covenant has no temporal or geographical restriction. For purposes of this Agreement, "Confidential Information" shall mean all non-public information respecting the Company's business, including, but not limited to, its services, pricing, scheduling, products, research and development, processes, customer lists, marketing plans and strategies, financing plans and the terms and provisions of this Agreement, but excluding information that is, or becomes, available to the public (unless such availability occurs through an unauthorized act on the part of the Executive). Upon termination of this Agreement, Executive shall promptly supply to the Company all property and any other tangible product or document that has been produced by, received by or otherwise submitted to Executive during or prior to his term of employment, and shall not retain any copies thereof.

                  Executive acknowledges that his services are of special, unique and extraordinary value to the Company. Accordingly, Accordingly, Executive shall not at any time prior to the first anniversary of the Date of Termination (i) become an employee, consultant, officer, partner or director of any air carrier which competes with the Company (or any of its affiliates) or
(ii) whether on Executive's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly solicit or encourage any employee of the Company or its affiliates to leave the employment of the Company or its affiliates.

                  While employed by the Company and thereafter, Executive agrees not to make any untruthful or disparaging statements, written or oral, about the Company, its affiliates, their predecessors or successors or any of their past and present officers, directors, stockholders, partners, members, agents and employees or the Company's business practices, operations or personnel policies and practices to any of the Company's customers, clients, competitors, suppliers, investors, directors, consultants, employees, former employees, or the press or other media in any country.

                  Executive agrees that any breach of the terms of this Section 5 would result in irreparable injury and damage for which there would be no adequate remedy at law, and that, in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach or threatened breach, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. Executive further agrees that the provisions of the covenant not to compete are reasonable. Should a court determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court deems reasonable. The provisions of this Section 5 shall survive any termination of this Agreement and Executive's term of employment. The existence of any claim or cause of action or otherwise, shall not constitute a defense to the enforcement of the covenants and agreements of this Section 5.


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7.       SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall bind any successor to the Company, whether by purchase, merger, consolidation or otherwise, in the same manner and to the same extent that the Company would be obligated under this Agreement if no such succession had taken place.

                  (b) This Agreement shall not be assignable by Executive. This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

8.       TERM.

                  The term of this Agreement shall commence on the Effective Date and end upon the Executive's termination of employment. The rights and obligations of the Company and Executive shall survive the termination of this Agreement to the fullest extent necessary to give effect to the terms hereof.

9.       NOTICES.

                  Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered to and mailed by United States mail, addressed:

                  (a) if to Executive, to the address set forth on the signature page hereto, and

                  (b) if to the Company, c/o Pinnacle Airlines, Inc., 1689 Nonconnah Blvd., Suite 111, Memphis, TN 38132 Attention: Chairman of the Board of Directors,

or, in each case, to such other address as may have been furnished in writing.

10.      WITHHOLDING.

                  All payments required to be made by the Company hereunder shall be subject to the withholding and/or deduction of such amounts as are required to be withheld or deducted pursuant to any applicable law or regulation. The Company shall have the right and is hereby authorized to withhold or deduct from any compensation or other amount owing to Executive, applicable withholding taxes and deductions and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes or deductions.

11.      CERTAIN DEFINED TERMS.

                  As used herein, the following terms have the following meanings:

                  "AGREEMENT" shall mean this Management Compensation Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.


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                  "BASE SALARY" shall mean the salary of the Executive in effect from time to time under Section 2.1.

                  "BOARD" shall mean the Board of Directors of the Company.

                  "CAUSE" shall mean with respect to termination by the Company of Executive's employment hereunder (i) an act or acts of dishonesty by Executive resulting in, or intended to result in, directly or indirectly, any personal enrichment of Executive, (ii) an act or acts of dishonesty by Executive intended to cause substantial injury to the Company, (iii) material breach (other than as a result of a Disability) by Executive of Executive's obligations under this Agreement which action was (a) undertaken without a reasonable belief that the action was in the best interests of the Company and (b) not remedied within a reasonable period of time after receipt of written notice from the Company specifying the alleged breach, (iv) Executive's conviction of, or plea of nolo contendere to, a crime constituting (a) a felony under the laws of any country, the United States or any state thereof or (b) a misdemeanor involving moral turpitude or (v) a material breach of (a) the Company's policies and procedures in effect from time to time or (b) the provisions of this Agreement.

                  "CHANGE IN CONTROL" shall have the meaning given such term in the Stock Incentive Plan, provided that, for purposes of such definition, the term "Permitted Holders" shall include Northwest Airlines Corporation or any affiliate of Northwest Airlines Corporation.

                  "DATE OF TERMINATION" shall mean, with respect to Executive, the date of termination of Executive's employment hereunder after the notice period provided by Section 3.4.

                  "DISABILITY" shall mean Executive's physical or mental condition which prevents continued performance of his duties hereunder, if Executive establishes by medical evidence that such condition will be permanent and continuous during the remainder of Executive's life or is likely to be of at least three (3) years duration.

                  "EFFECTIVE DATE" shall mean ____________, ____.

                  "GOOD REASON" shall mean with respect to an Executive, any one or more of the following:

                  (a) a material reduction in Executive's Base Salary or level of target bonus under the Bonus Plan or any successor bonus plan without Executive's consent;

                  (b) any substantial and sustained diminution in Executive's authority or responsibilities hereunder; or

                  (c) a failure by the Company to comply with any provision of this Agreement;

PROVIDED, HOWEVER, that the foregoing events shall constitute Good Reason only if the Company fails to cure such event within thirty (30) days after receipt from Executive of written notice of the event which constitutes Good Reason; PROVIDED, FURTHER, that "Good Reason" shall cease to


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exist for an event on the 60th day following the later of its occurrence or
Executive's knowledge thereof, unless Executive has given the Company written notice thereof prior to such date.

                  In order for Executive's termination of his employment to be considered for Good Reason, such termination must occur within one (1) year after the event giving rise to such Good Reason. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

                  "NOTICE OF TERMINATION" shall mean a notice specifying the Date of Termination.

                  "STOCK INCENTIVE PLAN" shall mean the Pinnacle Airlines Corp. 2002 Stock Incentive Plan, as amended or modified from time to time, or any successor plan approved by the Board.

12.      EXECUTIVE REPRESENTATION.

                  Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound.

13.      AMENDMENT.

                  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and an authorized officer of the Company.

14.      GOVERNING LAW.

                  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee, without regard to principles of conflicts of laws.

15.      VALIDITY.

                  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

16.      ARBITRATION.

                  Except as otherwise provided in Section 16 of this Agreement, all disputes and controversies arising from or in conjunction with Executive's employment with, or any termination from, the Company and all disputes and controversies arising under or in connection with this Agreement (except claims for vested benefits brought under ERISA) shall be settled by mandatory arbitration conducted before one arbitrator having knowledge of employment law in accordance with the rules for expedited resolution of employment disputes of the American


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Arbitration Association then in effect. The arbitration shall be held in the
Memphis, Tennessee metropolitan area at a location selected by the Company. The determination of the arbitrator shall be made within thirty (30) days following the close of the hearing on any dispute or controversy and shall be final and binding on the parties. The parties hereby waive their right to a trial of any and all claims arising out of this Agreement or breach of this Agreement. All costs and expenses incurred in connection with any arbitration including, without limitation, arbitrator and attorney's fees, shall be paid by the nonprevailing party in the arbitration unless the arbitrator determines that such expenses must be otherwise allocated under applicable law to maintain the validity of this Section 15.

17.      SPECIFIC PERFORMANCE.

                  Notwithstanding Section 15 of this Agreement, if Executive breaches or threatens to commit a breach of Section 5 of this Agreement, the Company shall have the right to specific performance (i.e., the right and remedy to have the terms and conditions of Section 5 specifically enforced by any court of competent jurisdiction), it being agreed that any breach or threatened breach of Section 5 would cause irreparable injury and that money damages may not provide an adequate remedy.

17. COOPERATION.

                  Executive shall provide his reasonable cooperation in connection with any investigation, action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive's employment hereunder. This provision shall survive any termination of this Agreement.

18. COMPENSATION LIMITATION.

                  Notwithstanding the foregoing, Executive and the Company agree that (i) to the extent permitted by the Air Transportation Safety and System Stabilization Act (the "Act") any payments or benefits payable to Executive under this Agreement (including, without limitation, payments under Sections 2 and 4 hereof) or pursuant to any other compensation or benefit plan of the Company or other arrangement between the Company and Executive that do not comply with the Act shall be deferred until such payments or benefits may be paid under the Act, and (ii) to the extent the Act does not permit the deferral of any such payments or benefits, the maximum compensation and/or severance Executive may receive from the Company under this Agreement or any other compensation or benefit plan of the Company or other arrangement between the Company and Executive will not exceed the amount allowed under the Act.

19.      ENTIRE AGREEMENT.

                  This Agreement, together with the Release, any award agreement between the Company and Executive entered into pursuant to the Company's stock incentive plans, and the Company's employee benefit plans in which Executive will continue to participate as provided in this Agreement, contain the entire understanding between the Company and Executive with respect to Executive's employment with the Company and supersedes in all respects any prior or other agreement or understanding between the Company or any affiliate of the Company and Executive with respect to Executive's employment.


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                  IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the day and year first above written.

                                     PINNACLE AIRLINES, INC.


                                     By:
                                        ------------------------------
                                             Stephen E. Gorman
                                             Chairman of the Board


                                     EXECUTIVE:


                                     ---------------------------------
                                             Curtis E. Sawyer


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

                                                                    ATTACHMENT A

                                 GENERAL RELEASE

         WHEREAS, ________________ (the "Executive") has been employed by Pinnacle Airlines, Inc. (the "Company"); and

         WHEREAS, Executive's employment with the Company has terminated; and

         WHEREAS, Executive and the Company have reached a full and final compromise and settlement of all matters, disputes, causes of action, claims, contentions and differences between them and Northwest's divisions, merged entities and affiliates, subsidiaries, parents, branches, predecessors, successors, assigns, officers, directors, trustees, employees, agents, stockholders, administrators, representatives, attorneys, insurers or fiduciaries, past, present or future (the "Released Parties"), including but not limited to any and all claims arising from or derivative of Executive's employment with The Company and his termination from employment with Northwest;

         WHEREAS, in return for the Company performing its obligations as provided for herein and as set forth in the Management Compensation Agreement dated as of ____________, 2001, by and between the Company and Executive (the "Agreement"), Executive will execute and comply fully with the terms of this General Release (the "Release");

         WHEREAS, Executive (i) understands that in executing the Release he is, INTER ALIA, giving up rights and claims under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621 ET SEQ. ("ADEA"), and
(ii) has been given a period of not less than twenty-one (21) days within which to consider this Release;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, Executive and the Company agree and covenant as follows:

         1. By entering into this Release, the Released Parties do not admit, and each specifically denies any liability, wrongdoing or violation of any law, statute, regulations, agreement or policy.

         2. Executive's employment with the Company shall be terminated effective ____________, ____.

         3. In consideration of the obligations of Executive as set forth in this Release and the Agreement, and in full settlement and final satisfaction of any and all claims, contractual or otherwise, which Executive had, has or may have against the Company and/or the Released Parties with respect to his employment, termination from employment with the Company, or otherwise arising on or prior to the date of execution of this Release, the Company shall pay to Executive the payments and benefits to which Executive is entitled under the Agreement. This Release shall not pertain to any claim alleging that the Company has failed to comply with any


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obligations created by this Release or that the Company has failed to pay to
Executive the payments and benefits to which Executive is entitled under the Agreement upon termination of Executive's employment.

         4. (a) Executive, for and in consideration of the payments as set forth in the Agreement and for other good and valuable consideration, hereby releases and forever discharges and covenants not to sue, and by this Release does release and forever discharge, the Released Parties of and from all debts, obligations, promises, covenants, collective bargaining obligations, agreements, contracts, endorsements, bonds, controversies, suits or causes of actions known or unknown, suspected or unsuspected, of every kind and nature whatsoever, which may heretofore have existed or which may now exist, including but not limited to those arising under the ADEA, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e, ET SEQ., Executive Order 11246, 30 Fed. Reg. 12319; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Section 1001, ET SEQ., the Americans With Disabilities Act, as amended, 42 U.S.C. Section 12101, ET SEQ., the Federal Equal Pay Act, 29 U.S.C. Section 2061, ET SEQ., the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C.
Section 1981, ET SEQ., the Rehabilitation Act of 1973, as amended, 29 U.S.C.
Section 701, ET SEQ., the Family and Medical Leave Act of 1992, 29 U.S.C.
Section 2601, ET SEQ., the Tennessee Human Rights Act, T.C.A. SS.4-21-101, and any all state or local constitutions and/or laws regarding employment discrimination and/or federal, state or local constitutions and/or laws of any type or description regarding employment as well as any claim for breach of contract, wrongful discharge, breach of any express or implied promise, misrepresentation, fraud, whistleblowing, retaliation, violation of public policy, infliction of emotional distress, defamation, promissory estoppel, invasion of privacy or any other theory or claim, whether legal or equitable, including but not limited to any claims arising from or derivative of Executive's employment with the Company and Executive's termination of employment with the Company or otherwise. Executive acknowledges that he has not been discriminated against on the basis of age, sex, disability, race, ethnicity, religion or any other protected class status.

                  (b) Without in any way limiting the foregoing, this Release shall not affect any present or future indemnification obligations that the Company and the Released Parties may have to Executive pursuant to any charter, by-law, agreement or policy of insurance.

                  (c) This Release shall not affect Executive's rights under one or more Non-Qualified Stock Option Agreements, Deferred Stock Award Agreement or Phantom Stock Unit Award Agreement between the Company and the Executive governing the terms of any stock option grant or other stock award outstanding on the date hereof, which rights shall continue to be governed by the terms of the agreement applicable to such stock option or other stock award.

         5. Executive covenants and agrees not to sue nor authorize any other party, either governmental or otherwise, to file any grievances, arbitration or commence any other proceeding, administrative or judicial, against the Released Parties in any court of law or equity, or before any administrative agency, with respect to any matter relating to this Agreement or to matters occurring during Executive's employment with Northwest.

         6. The Released Parties and Executive understand and agree that the terms of this Release and the Agreement are confidential.


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         7. Executive agrees not to make any untruthful or disparaging statements, written or oral, about Northwest, the Released Parties or Northwest's personnel policies and practices to any of Northwest's customers, competitors, suppliers, employees, former employees, or the press or other media. Except as herein contemplated, Executive also agrees that he will not voluntarily participate in any proceeding of any kind brought against the Released Parties relating to this Agreement or to matters occurring during Executive's employment with Northwest.

         8. (a) The parties agree that this Release should be construed in accordance with the laws of the State of Tennessee, exclusive of Tennessee choice of law provisions.

                  (b) The parties agree that any and all further legal proceedings between Executive and the Released Parties, whether arising under statute, constitutions, contract, common law or otherwise, including the issue of arbitrability, will be submitted for resolution exclusively pursuant to the arbitration provision contained in the Agreement. The parties hereby waive their right to a trial of any and all claims arising out of this Release or breach of this Release.

                  (c) Should any provision of this Release be found to be in violation of any law, or ineffective or barred for any reason whatsoever, the remainder of this Release shall be in full force and effect to the maximum extent permitted by law.

         9. The Company and Executive agree to execute such other documents to take such other actions as may be reasonably necessary to further the purposes of this Release.

         10. (a) Executive acknowledges and agrees that, in deciding to execute this Release, he has had the opportunity to consult with legal, financial and other personal advisors of his own choosing as he deems appropriate, in assessing whether to execute this Release. Executive represents and acknowledges that no representations, statement, promise, inducement, threat or suggestion has been made by the Company or the Released Parties to influence him to sign this Release except such statements as are expressly set forth herein. Executive agrees that he has been given a minimum of twenty-one (21) days within which to consider the terms and effects of this Release insofar as it relates to settlement and release of potential claims under the ADEA, and to consult with, and to ask any questions that he may have of anyone, including legal counsel and other personal advisors of his own choosing, and that he has executed this Release voluntarily and with full understanding of its terms and effects.

         (b) Executive has the right to revoke this Release as far as it extends to potential claims under the Age Discrimination in Employment Act, 29 U.S.C.
Section 621 ET SEQ., by informing the Company of his intent to revoke this Release within seven calendar days following the execution of this Release. To be effective, notice of revocation must be in writing and must be delivered either by hand or by mail to Pinnacle Airlines, Inc., 1689 Nonconnah Blvd., Suite 111, Memphis, TN 38132, Attention: Chairman of the Board, within the specified period. If a notice of revocation is delivered by mail, it must be:
(i) postmarked within the 7 day period, (ii) properly addressed to the Chairman as set forth above, and (iii) sent by certified mail return receipt requested. This Release shall not become effective or enforceable until the 7 day period


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described above has expired. No payments shall be due, owing or paid by the
Company unless and until this Release becomes effective.

         This Release may not be changed or modified, except by a written instrument signed by Executive and the Company.

PINNACLE AIRLINES, INC.                  EXECUTIVE:


By: ________________________             ___________________________
Name: ______________________             Name: _____________________
Title: _____________________             Address: __________________
                                                  __________________
                                                  __________________

Date: ______________________             Date: _____________________



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